UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by Biostage, Inc. (“Biostage” or the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2017, the Company entered into a binding Memorandum of Understanding (the “MOU”) with First Pecos, LLC (“Pecos” or the “Investor”), pursuant to which the Company was bound to issue to the Investor in a private placement for aggregate gross proceeds of $3,055,500 (the “Private Placement”), 9,700,000 shares of its common stock at a purchase price of $0.315 per share or, to the extent the Investor, following the transaction, would own more than 19.99% of the Company’s common stock, shares of a new class of preferred stock of the Company (the “Preferred Stock”) with a per-share purchase price of $1,000. Additionally, in accordance with the binding MOU, the Investor would receive a warrant (the “Warrant”) to purchase 9,700,000 shares of the Company’s common stock (or, to the extent the Investor would more than 19.99% of the Company’s common stock, shares of Preferred Stock).

To further evidence the binding obligations of the MOU and effectuate the Private Placement thereunder, the Company entered into a Securities Purchase Agreement effective as of August 11, 2017 (the “Purchase Agreement”) with the Investor. In accordance with the MOU and the Purchase Agreement, the Company will issue to the Investor (i) based on the impact of the ownership cap described above, 8,061,905 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and 516 shares of Series C Convertible Preferred Stock (the “Series C Preferred”), and (ii) the Warrant.

The Warrant will have an exercise price of $0.315 per share, subject to adjustments as provided under the terms of the Warrant, and will not be exercisable until six months after the Private Placement. The Warrant will be exercisable for five years from the issuance date.

The Preferred Stock will bear a cumulative annual dividend of 15%, compounding daily, and will be senior to all of the Company’s other common stock, but will generally not have any voting rights. The Preferred Stock will include an ownership limitation that will limit the Investor and its affiliates to owning no more than 19.99% of the Company’s common stock. Following approval by the Company’s stockholders, the Series C Preferred will automatically convert into shares of the Common Stock. The Company agreed to include a proposal for such stockholder approval in the definitive proxy statement for its 2018 annual meeting of stockholders and, if not approved at such meeting, will seek approval from its stockholders every six months thereafter. The information set forth in Item 5.03 of this Current Report on Form 8-K, which contains a description of some of the rights, preferences, privileges, and restrictions applicable to the Series C Preferred, is hereby incorporated by reference into this Item 1.01.

In connection with the Private Placement, the Investor agreed to serve as a backstopping party with respect to up to two pro rata rights offerings with aggregate gross proceeds of up to $14.0 million that the Company may elect to conduct within 24 months following the Private Placement. Additionally, the Company has agreed to grant board representation and nomination rights to the Investor that will be proportional to the percentage of the Company’s common stock owned by the Investor and its affiliates.

The Purchase Agreement and Warrant each include customary representations, warranties and covenants. The Company also agreed to file a resale registration statement promptly after the Private Placement to register the resale of the shares of common stock issued in the Private Placement.

The Common Shares, the Series C Preferred, the Warrant and the shares issuable upon conversion of the Series C Preferred or exercise of the Warrant, are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement and the Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained below in Item 3.03 is hereby incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03. On August 14, 2017, the Company entered into an amendment to the Shareholders Rights Agreement, dated as of October 31, 2013, between the Company and Computershare Trust Company, N.A., as successor to Registrar and Transfer Company (the “Rights Agreement”), which such amendment effectively terminated the Rights Agreement by changing the “Final Expiration Date” (as defined in the Rights Agreement) such that the rights to purchase Series A Junior Participating Cumulative Preferred Stock will expire and no longer remain outstanding as of 9:00 a.m. Eastern Time on August 14, 2017. A copy of the amendment to Rights Agreement is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of the Company on August 14, 2017, the Board increased the size of the Board from five directors to six directors. The Board appointed Dr. Saverio La Francesca, its current President and Chief Medical Officer, as a director of the Board to fill the vacancy created by the increase in the size of the Board, effective August 14, 2017. Dr. La Francesca has not been appointed to serve as a member of any of the Board’s committees at this time. As a director that is also an employee of the Company, Dr. La Francesca will not receive any additional compensation for his role as a director. There are no (i) understandings or arrangements between Dr. La Francesca and any other person pursuant to which he was selected as a director, and (ii) transactions in which Dr. La Francesca has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K. Dr. La Francesca does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer.

In addition, as of August 14, 2017, in connection with the conditions of the Purchase Agreement as described above, the Board increased the size of the Board from six directors to seven directors, and appointed Leon Greenblatt III as a director of the Board to fill the vacancy created by the increase in the size of the Board. Mr. Greenblatt has not been appointed to serve as a member of any of the Board’s committees at this time. For his service, Mr. Greenblatt will receive compensation commensurate with that received by the Company’s other non-employee directors, as described under the caption “Director Compensation” in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference. Except as described above in Item 1.01, which such information is hereby incorporated by reference into this Item 5.02, there are no (i) understandings or arrangements between Mr. Greenblatt and any other person pursuant to which he was selected as a director, and (ii) transactions in which Mr. Greenblatt has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Greenblatt does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Certificate of Designation for Series C Preferred

On August 14, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”), designating 4,000 shares of the Company's authorized preferred stock as Series C Preferred, with the office of the Secretary of State of the State of Delaware. Certain of the material rights, preferences, privileges, and restrictions applicable to the Series C Preferred are described below.

Conversion. Each share of the Series C Preferred will be convertible into that number of shares of Common Stock determined by dividing (i) the sum of $1,000 plus all accrued and unpaid dividends on such share of Series C Preferred being converted, by (ii) the conversion price of $0.315 per share, provided that the holder will be prohibited from converting Series C Preferred into shares of the Common Stock if, as a result of such conversion, the holder would own more than 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Series C Preferred. The conversion rate of the Series C Preferred is subject to proportionate adjustments for stock splits, reverse stock splits and similar events, but is not subject to adjustment based on price anti-dilution provisions. The Series C Preferred automatically converts into common stock following the approval by the requisite number of the Corporation’s stockholders to waive the 19.99% beneficial ownership limitation described above.

Dividends. Cumulative dividends on each share of Series C Preferred shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 15.0% per annum on the sum of the stated value thereof. All accrued dividends on any share of Series C Preferred shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation of the Series C Preferred; provided, that to the extent not paid on the last day of December of each calendar year, all accrued dividends on any share of Preferred Stock shall accumulate on such dividend payment date whether or not declared by the Board and shall remain accumulated dividends until paid pursuant hereto or converted and dividends shall compound on a daily basis on such accumulated dividends at the rate of 15.0% per annum.

Voting Rights. Except as provided in the Certificate of Designation or as otherwise required by law, the holders of Series C Preferred shall have no voting rights. The Company may not, without the consent of holders of a majority of the outstanding shares of Series C Preferred, increase the number of authorized shares of preferred stock, authorize or issue any securities which are senior or pari passu with the Series C Preferred, alter or change adversely the powers, preferences or rights given to the Series C Preferred or alter or amend the Certificate of Designation.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Preferred are entitled to receive, before any payment shall be made to holders of Common Stock, out of the assets available for distribution to stockholders an amount equal to the stated value of all shares of Series C Preferred plus all accrued and unpaid dividends thereon.

Beneficial Ownership Limitation. The Company may not effect any conversion of the Series C Preferred, and a holder does not have the right to convert any portion of the Series C Preferred held by the holder, to the extent that, after giving effect to the conversion set forth in a notice of conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or affiliates, would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred, held by the applicable holder and its affiliates.

Failure to Deliver Conversion Shares. If the Company fails to timely deliver shares of Common Stock upon conversion of the Series C Preferred within the time period specified in the Certificate of Designation (generally, within three trading days after delivery of the notice of conversion), and if the holder has not exercised its Buy-In rights as described below with respect to such shares, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $50 per trading day (increasing to $100 per trading day after the third trading day and $200 per trading day after the sixth trading day) for each $10,000 of conversion shares for which the Series C Preferred is converted which are not timely delivered. If the Company makes such liquidated damages payments, it is not also obligated to make Buy-In payments with respect to the same conversion shares.

Compensation for Buy-In on Failure to Timely Deliver Shares. If the Company fails to timely deliver the conversion shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the conversion shares which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of conversion shares that the Company was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Series C Preferred and equivalent number of conversion shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations.

Subsequent Rights Offerings; Pro Rata Distributions. If the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants, securities or other property, pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then a holder of Series C Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of the Series C Preferred (without regard to any limitations on conversion). If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, then a holder of Series C Preferred is entitled to participate in such distribution to the same extent as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred (without regard to any limitations on conversion).

Fundamental Transaction. If, at any time while the Series C Preferred is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition, of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then upon any subsequent conversion of the Series C Preferred, the holder shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (subject to the Beneficial Ownership Limitation), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series C Preferred is convertible immediately prior to such Fundamental Transaction (subject to the Beneficial Ownership Limitation). For purposes of any such conversion, the determination of the conversion ratio will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series C Preferred following such Fundamental Transaction. The Company shall give the holders of Series C Preferred notice of and information regarding a proposed Fundamental Transaction prior to the applicable record or effective date, and in lieu of the rights provided above in this paragraph, each holder may elect to have the Fundamental Transaction be treated as a Liquidation and shall be entitled to receive the amounts, other consideration and rights as provided in the section entitled “Liquidation Rights” above.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Certificate of Elimination for Series A Preferred

In connection with the adoption of the Rights Agreement in 2013, the Company filed a Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series A Junior Participating Cumulative Preferred Stock issuable upon exercise of the Rights (the “Series A Preferred Shares”).

Following the amendment and termination of the Rights Agreement, on August 17, 2017, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Series A Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of Biostage, Inc. dated as of August 14, 2017
3.2	Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock of Biostage, Inc. dated as of August 17, 2017.
4.1	Form of Warrant
4.2	Amendment to Shareholder Rights Agreement, dated as of August 14, 2017 between Biostage, Inc. and Computershare Trust Company, N.A., as successor to Registrar and Transfer Company.
10.1	Securities Purchase Agreement between the Company and First Pecos, LLC dated as of August 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

August 17, 2017	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of Biostage, Inc. dated as of August 14, 2017
3.2	Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock of Biostage, Inc. dated as of August 17, 2017.
4.1	Form of Warrant
4.2	Amendment to Shareholder Rights Agreement, dated as of August 14, 2017 between Biostage, Inc. and Computershare Trust Company, N.A., as successor to Registrar and Transfer Company.
10.1	Securities Purchase Agreement between the Company and First Pecos, LLC dated as of August 11, 2017